INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Swift Transportation Co., Inc.:

We consent to the use of our report dated February 12, 1999, except as to Note 18 which is as of March 15, 1999, incorporated herein by reference.

                                        KPMG LLP


Phoenix, Arizona
June 23, 1999